EXHIBIT 99.1

Standard Parking Corporation Announces Notice of Record Date and Annual Meeting

CHICAGO, March 4, 2010 (GLOBE NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) announced that its 2010 annual shareholders meeting will be held at 9:00 a.m. (CT) on April 28, 2010, at The Whitehall Hotel, 105 East Delaware Place, Chicago, Illinois 60611. It also set March 12, 2010 as the record date for determining shareholders of the company who are entitled to vote at the meeting.

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company, with approximately 12,000 employees, manages approximately 2,100 facilities, containing over one million parking spaces in approximately 335 cities across the United States and four Canadian provinces, including parking-related and shuttle bus operations serving more than 60 airports.

CONTACT:  Standard Parking Corporation
          G. Marc Baumann, Executive Vice President and
           Chief Financial Officer
          (312) 274-2199
          mbaumann@standardparking.com